EXHIBIT 10.5

                                 AMENDMENT NO. 1

                                       to

                          GENTIVA HEALTH SERVICES, INC.

                       STOCK & DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


     This Amendment No. 1 dated as of May 6, 2005 to Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors, as amended and restated as of January 1, 2004 (the "Plan").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to Section 7(d) of the Plan the Board of Directors has authorized amending the Plan as follows;

         NOW THEREFORE, the following sections of the Plan are amended, effective May 6, 2005:

         1. The first sentence of Section 4(a) of the Plan is deleted, and the following sentence is substituted therefor: "Beginning with the Annual Shareholders Meeting held on May 6, 2005, the portion of each Director's annual retainer fee to be deferred into Units for a Plan Year shall be $40,000."

         2. In the first sentence of Section 4(b) of the Plan, the dollar amount "$7,500" is deleted, and the dollar amount "$10,000" is substituted therefor.

         3. Except as amended hereby, all other terms and conditions of the Plan shall remain in full force and effect.